SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549


                                    FORM 8K

                      Pursuant to Section 13 or 15(d) of

                      THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT:  MAY 23, 1997



                            RALSTON PURINA COMPANY




            (Exact name of registrant as specified in its charter)




           MISSOURI                   1-4582                43-0470580
  (State or Other Jurisdiction     (Commission           (IRS Employer
       of Incorporation)            File  Number)      Identification Number)



                CHECKERBOARD SQUARE, ST. LOUIS  MISSOURI  63164
                -----------------------------------------------
        (Address of principal executive offices)       (Zip  Code)



                                (314) 982-1000
                                --------------
             (Registrant's telephone number, including area code)

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ITEM  5.          OTHER  EVENTS
                  -------------

On May 23, 1997, the  Registrant issued  the  following  press  release:

"Ralston Purina's Board of Directors has elected Pat McGinnis, President and Chief Executive Officer of Ralston Purina Pet Products, and Pat Mulcahy, Chairman and Chief Executive Officer of Eveready Battery Company to be Co-Chief Executive Officers of Ralston Purina Company, effective October 1, 1997. The two also were elected to the Company's Board of Directors at the Board's regular meeting yesterday.

Bill Stiritz, Ralston's Chairman, Chief Executive Officer and President, will retire September 30, but will remain as Ralston's Chairman of the Board. He also will serve as Chairman and Chief Executive Officer of the Company's international agricultural feeds business, which is expected to be spun off in early 1998. Bill, who will be 63 on July 1, has served as Ralston's CEO since 1981.

"The Board's action is a vote for continuity," says Bill, "and emphasizes a long-planned, orderly transition of the Chief Executive Officer position. Pat Mulcahy has provided leadership and focus for Eveready Battery Company since we acquired that business in 1986. And, Pat McGinnis has helped transform Pet Products into a high-performance, global business. We are fortunate to have such world class managers within Ralston Purina Company."

After 16 years at the Company's helm, Bill says he believes a change in leadership will bring an infusion of energy and provide a catalyst for continued growth. "It has been said that every time Ralston has tightened its focus, we have gotten better," Bill adds. "Ralston currently consists of three world-class businesses in Pet Products, Energizer and Protein Technologies, and our businesses are now more focused than ever before. We have strong companies with a solid management team, and we are committed to keeping the current structure intact."

Pat McGinnis, 49, joined Ralston in 1972 in its Corporate Management Training Program, and his first marketing position was in the Grocery Products Division. In 1978, he became Director of Marketing, Consumer Products for Ralston Purina International, and in 1980, was named Executive Vice President and Director of Grocery Products' Canadian operation. Pat returned to St. Louis in 1983 after being appointed Division Vice President and Director of Marketing for Grocery Products. In 1984, he was named Corporate Vice President and Executive Vice President, and in 1987, he was named President, Branded Foods Group. Pat was appointed President, Chief Operating Officer for Grocery Products in 1989, and was named to his current position on Oct. 1, 1992.

Pat Mulcahy, 53, joined Ralston in 1967 as a Product Management Trainee. In 1974, he was named Manager of New Product Development with the Grocery Products Division, and became
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Director of Product Management for Grocery Products in 1977. Pat was appointed
Division Vice President and Director of Marketing, Grocery Products in 1980 and Division Vice President, Director of Corporate Strategic Planning in 1981. He was named Corporate Vice President, Director of Corporate Strategic Planning and Administration in 1983; was appointed as Group Vice President and Chairman and Chief Executive Officer of Eveready Battery Company in 1986; and was named to his current position in 1987.

No succession plan has yet been announced for Pet Products or Energizer. These announcements will be made at a later date."


SIGNATURES:

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RALSTON PURINA COMPANY



                                           By James M. Neville
                                              James M. Neville
                                              Vice President and
                                                General Counsel

Date:    May  23,  1997











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